Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza
New York, NY 10006-1470
T: +1 212 225 2000
F: +1 212 225 3999

clearygottlieb.com

AMERICAS	ASIA	EUROPE & MIDDLE EAST
NEW YORK	BEIJING	ABU DHABI	LONDON
SAN FRANCISCO	HONG KONG	BRUSSELS	MILAN
SÃO PAULO	SEOUL	COLOGNE	PARIS
SILICON VALLEY		FRANKFURT	ROME
WASHINGTON, D.C.

D: +1 212 225 2864 jkarpf@cgsh.com

CRAIG B. BROD	ROGER A. COOPER	LINA BENSMAN
RICHARD J. COOPER	LILLIAN TSU	ARON M. ZUCKERMAN
JEFFREY S. LEWIS	AMY R. SHAPIRO	KENNETH S. BLAZEJEWSKI
PAUL J. SHIM	JENNIFER KENNEDY PARK	MARK E. MCDONALD
STEVEN L. WILNER	ELIZABETH LENAS	F. JAMAL FULTON
DAVID C. LOPEZ	LUKE A. BAREFOOT	PAUL V. IMPERATORE
MICHAEL A. GERSTENZANG	JONATHAN S. KOLODNER	CLAYTON SIMMONS
LEV L. DASSIN	DANIEL ILAN	CHARLES W. ALLEN
JORGE U. JUANTORENA	MEYER H. FEDIDA	JULIA L. PETTY
MICHAEL D. WEINBERGER	ADRIAN R. LEIPSIC	HELENA K. GRANNIS
DAVID LEINWAND	ELIZABETH VICENS	SUSANNA E. PARKER
JEFFREY A. ROSENTHAL	ADAM J. BRENNEMAN	THOMAS S. KESSLER
MICHAEL D. DAYAN	ARI D. MACKINNON	RESIDENT PARTNERS
CARMINE D. BOCCUZZI, JR.	JAMES E. LANGSTON
JEFFREY D. KARPF	JARED GERBER	JUDITH KASSEL
FRANCISCO L. CESTERO	RISHI ZUTSHI	PENELOPE L. CHRISTOPHOROU
FRANCESCA L. ODELL	JANE VANLARE	BOAZ S. MORAG
WILLIAM L. MCRAE	AUDRY X. CASUSOL	HEIDE H. ILGENFRITZ
JASON FACTOR	ELIZABETH DYER	ANDREW WEAVER
JOON H. KIM	DAVID H. HERRINGTON	JOHN V. HARRISON
MARGARET S. PEPONIS	KIMBERLY R. SPOERRI	MATTHEW BRIGHAM
LISA M. SCHWEITZER	AARON J. MEYERS	EMILIO MINVIELLE
JUAN G. GIRÃLDEZ	DANIEL C. REYNOLDS	LAURA BAGARELLA
DUANE MCLAUGHLIN	ABENA A. MAINOO	JONATHAN D. W. GIFFORD
CHANTAL E. KORDULA	HUGH C. CONROY JR.	DAVID W. S. YUDIN
BENET J. O’ REILLY	JOHN A. KUPIEC	KARA A. HAILEY
ADAM E. FLEISHER	JOSEPH LANZKRON	ANNA KOGAN
SEAN A. O’ NEAL	MAURICE R. GINDI	BRANDON M. HAMMER
GLENN P. MCGRORY	KATHERINE R. REAVES	BRIAN J. MORRIS
DEBORAH NORTH	RAHUL MUKHI	CARINA S. WALLANCE
MATTHEW P. SALERNO	ELANA S. BRONSON	ALEXANDER JANGHORBANI
M ICHAEL J. ALBANO	MANUEL SILVA	RESIDENT COUNSEL
VICTOR L. HOU	KYLE A. HARRIS

July 21, 2023

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Re: Alphabet Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Alphabet Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an additional 170,000,000 shares of the Company’s Class C capital stock, par value $0.001 per share (the “Shares”), to be issued by the Company pursuant to the Alphabet Inc. 2021 Stock Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. We have further received a letter dated July 21, 2023 from Kathryn W. Hall, Assistant Secretary of the Company, representing to us that the Company has available a sufficient number of shares authorized and available for issuance, together with shares authorized and issued but not outstanding, to deliver the Shares under the Plan, and are relying on such representation.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters” and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner